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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11c or §240.14a-12
ADVANCED POWER TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ADVANCED POWER TECHNOLOGY, INC.
405 SW Columbia Street
Bend, Oregon 97702

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Advanced Power Technology, Inc.:

        Notice is hereby given that the 2004 Annual Meeting of Shareholders (Annual Meeting) of Advanced Power Technology, Inc., a Delaware corporation (APT or Company) will be held on May 4, 2004 at the Deschutes Brewery, 901 Simpson Avenue, Bend, Oregon 97702, at 10:00 a.m., local time. The purposes of the Annual Meeting will be:

  1.
  Election of Directors. To elect six directors, to hold office until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified (Proposal No. 1);

  2.
  Ratification of Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004 (Proposal No. 2);

  3.
  Ratification of Amendment to Advanced Power Technology, Inc. Stock Option Plan. To ratify an amendment to the Advanced Power Technology, Inc. Stock Option Plan (1995 Stock Option Plan) to increase the share reserve from 2,250,000 to 2,400,000 (Proposal No. 3); and

  4.
  Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 25, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Greg M. Haugen Vice President, Finance and Administration, Chief Financial Officer and Secretary

Bend, Oregon
April 8, 2004

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
What is the purpose of the Annual Meeting?	3
Who can vote?	3
How many votes do I have?	3
Is my vote important?	4
How can I vote?	4
Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?	4
Can I vote if my shares are held in "street name"?	4
What constitutes a quorum?	5
What vote is required for each item?	5
How will votes be counted?	5
Who will count the votes?	5
Will my vote be kept confidential?	6
How does the Board of Directors recommend that I vote on the proposals?	6
Will any other business be conducted at the meeting or will other matters be voted on?	6
Where can I find the voting results?	6
How and when may I submit a shareholder proposal for the 2005 Annual Meeting?	6
What are the costs of soliciting these proxies?	6
How can I obtain an Annual Report on Form 10-K?	7
Whom should I contact if I have any questions?	7
Householding of Annual Meeting Materials	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
Security Ownership of Certain Beneficial Owners and Management	7
PROPOSAL 1—ELECTION OF DIRECTORS	10
Nominees for election of directors	10
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	11
PROPOSAL 3—RATIFICATION OF AMENDMENT TO ADVANCED POWER TECHNOLOGY, INC. STOCK OPTION PLAN	11
CORPORATE GOVERNANCE	12
General	12
Board of Directors Meetings and Committees	12
Audit Committee	12
Compensation Committee	13
Nominating Committee	13
Directors' Compensation	13
Certain Relationships and Related Transactions	14
Report of the Audit Committee	14
Independent Auditors Fees and Other Matters	15
Fees Paid	15
Audit Committee's Pre-approval Policy and Procedures	15

INFORMATION ABOUT EXECUTIVE OFFICERS AND COMPENSATION	16
Executive Officers	16
Code of Ethics	17
Summary Compensation	17
Employment Agreements and Other Arrangements	18
Stock Options Grants in Fiscal 2003	18
Aggregate Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values	19
Equity Compensation Plan	19
Report of the Compensation Committee	19
Compensation Committee Interlocks and Insider Participation	21
Comparative Stock Performance Graph	22
OTHER MATTERS	22
Registration Rights Agreement	22
ELECTRONIC VOTING	23

ADVANCED POWER TECHNOLOGY, INC.
405 S.W. Columbia Street
Bend, Oregon 97702

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
May 4, 2004

        This proxy statement contains information about the 2004 Annual Meeting of Shareholders of Advanced Power Technology, Inc. The meeting will be held on May 4, 2004, at 10:00 a.m. local time, at the Deschutes Brewery, 901 Simpson Avenue, Bend, Oregon 97702.

        This proxy statement is being furnished to the shareholders of Advanced Power Technology, Inc. (Company), a Delaware corporation, in connection with the solicitation by the Company's Board of Directors (Board of Directors) of proxies for use in voting at the Annual Meeting of Shareholders of the Company (Annual Meeting) and at any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is being mailed to shareholders with the mailing of these proxy materials on or about April 8, 2004.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Advanced Power Technology, Inc., Attention of Investor Relations, 405 S.W. Columbia Street, Bend, Oregon, 97702; telephone: 541-382-8028.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, shareholders will consider and vote on the following matters:

  1.
  Election of Directors. To elect six directors, to hold office until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified (Proposal No. 1);

  2.
  Ratification of Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004 (Proposal No. 2);

  3.
  Ratification of Amendment to Advanced Power Technology, Inc. Stock Option Plan. To ratify an amendment to the 1995 Stock Option Plan to increase the share reserve from 2,250,000 to 2,400,000.

  4.
  Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who can vote?

        The close of business on March 25, 2004 has been fixed as the record date (Record Date) for determining the holders of shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 10,520,056 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

        Each share of our Common Stock that you owned on the Record Date entitles you to one vote on each matter that is voted on.

Is my vote important?

        Your vote is important regardless of how may shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the method of voting that is easiest and most convenient for you and cast your vote as soon as possible.

How can I vote?

        You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the meeting.

        You may vote by mail.    You may vote by mail by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the Unites States of America. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

        You may vote over the Internet.    If you have Internet access, you may authorize the voting of your shares from any location in the world by following the "Vote-by-Internet" instructions set forth on the enclosed proxy card.

        You may vote by telephone.    You may authorize the voting of your shares by following the "Vote-by-Telephone" instructions set forth on the enclosed proxy card.

        You may vote in person.    If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

        You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by doing any one of the following things:

  •
  delivering to the Company (to the attention of Greg M. Haugen, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or

  •
  attending the Annual Meeting and voting in person.

        Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in "street name"?

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the NASDAQ, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

        Proposal 1, Election of Directors, and Proposal 2, Ratification of Appointment of Independent Auditors, are discretionary items. Proposal 3, Ratification of Amendment to Advanced Power Technology, Inc. Stock Option Plan, is a non-discretionary item.

What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the meeting. Based on the Record Date for the 2004 Annual Meeting at least 5,260,029 shares must be represented. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

        Shares of Common Stock represented in person or by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

What vote is required for each item?

        Election of directors.    Directors are elected by a plurality of the votes cast. That is, the six directors receiving the highest number of votes are elected, regardless of whether that number represents a majority of the votes cast.

        Ratification of Appointment of Independent Auditors.    The ratification of the appointment of the independent auditors will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

        Ratification of Amendment to Advanced Power Technology, Inc. Stock Option Plan.    The ratification of the amendment to the 1995 Stock Option Plan will require the affirmative vote of a majority of the total number of votes cast at the meeting.

        Other matters.    The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve other matters to be voted on at the meeting.

How will votes be counted?

        Each share of Common Stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or through Internet or telephonic authorization, or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, because shares that abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes will have the same effect as a vote against a proposal which requires the affirmative vote of a majority of the shares of Common Stock outstanding.

Who will count the votes?

        The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Investor Services. A representative of Computershare Investor Services will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

        Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote on the proposals?

        The Board of Directors recommends that you vote:

        FOR Proposal 1. To elect six directors, to hold office until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified.

        FOR Proposal 2. To ratify the appointment of KPMG LLP as the Company's independent auditor for the year ending December 31, 2004.

        FOR Proposal 3. To ratify an amendment to the Advanced Power Technology, Inc. Stock Option Plan to increase the share reserve from 2,250,000 to 2,400,000.

Will any other business be conducted at the meeting or will other matters be voted on?

        The Board of Directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this Proxy Statement, whether executed by you directly or though Internet or telephonic authorization, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

        We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004, which we expect to file with the Securities and Exchange Commission in July 2004.

How and when may I submit a shareholder proposal for the 2005 Annual Meeting?

        If you are interested in submitting a proposal for inclusion in the Proxy Statement for the 2005 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the Proxy Statement for the 2005 Annual Meeting of shareholders at our principal corporate offices in Bend, Oregon as set forth below before the final applicable deadline of January 1, 2005.

        Any proposals or notices should be sent to:

  Advanced Power Technology, Inc.
  Attention: Corporate Secretary
  405 SW Columbia Street
  Bend, Oregon 97702

What are the costs of soliciting these proxies?

        This solicitation of proxies is being made by and paid for by the Company. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

How can I obtain an Annual Report on Form 10-K?

        Our Form 10-K is available on our website at www.advancedpower.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Advanced Power Technology, Inc., Attention of Investor Relations, 405 S.W. Columbia Street, Bend, Oregon, 97702; telephone: 541-382-8028.

Whom should I contact if I have any questions?

        If you have any questions about the Annual Meeting or your ownership of our Common Stock, please contact Greg Haugen, Vice President of Finance and Administration, CFO, Secretary, at the address and telephone number listed above.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" Proxy Statements and annual reports. This means that only one copy of our Proxy Statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the address and telephone number listed above. If you want to receive separate copies of the Proxy Statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (Reporting Persons), to file initial reports of ownership and changes in beneficial ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the NASDAQ Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

        To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from certain Reporting Persons, during the year ended December 31, 2003, all of the Reporting Persons complied with applicable Exchange Act filing requirements.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of our Common Stock as of March 1, 2004, by:

  •
  each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of our Common Stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Shares Acquirable Within 60 Days(3)	Total Beneficial Ownership	Percentage of Shares Beneficially Owned(4)
Directors and Executive Officers
Patrick P.H. Sireta(5)	2,328,531	—	2,328,531	22.2%
Russell J. Crecraft	384,745	—	384,745	3.7
Greg M. Haugen	387,500	—	387,500	3.7
John I. Hess	335,000	40,500	375,500	3.6
Thomas A. Loder	370,000	32,535	402,535	3.8
Dah Wen Tsang	354,600	76,405	431,005	4.1
Glenn M. Wright	3,500	16,348	19,848	*
Charles C. Leader, III	—	34,720	34,720	*
George J. Krausse, III	—	—	—	*
Robert C. Pearson	15,000	37,500	52,500	*
James E. Petersen	8,750	39,500	48,250	*
Douglas S. Schatz(6)	138,000	37,500	175,500	1.7
Alfred J. Stein	10,000	36,538	46,538	*
Ronald F. McKenna	—	—	—	*
All directors and executive officers as a group (14 persons, consisting of 9 officers and 5 non-employee directors)	4,335,626	351,546	4,687,172	44.6%
5% Shareholders
Third Avenue Management LLC(7) 767 Third Avenue New York, New York 10017	1,099,400	—	1,099,400	10.5%
T. Rowe Price Associates Inc.(8) 100 E. Pratt Street Baltimore, Maryland 21202	850,000	—	850,000	8.1
Dimensional Fund Advisors, Inc.(9) 1299 Ocean Avenue, 11th floor Santa Monica, California 90401	541,118	—	541,118	5.1
Wasatch Advisors, Inc.(10) 150 Social Hall Avenue Salt Lake City, Utah 84111	573,810	—	573,810	5.5

*
Less than 1% of the outstanding Common Stock.

(1)
Unless otherwise indicated, the address of each beneficial owner listed is c/o Advanced Power Technology, Inc., 405 SW Columbia Street, Bend, Oregon 97702.

(2)
For each person, the "Number of Shares Beneficially Owned" column may include shares of Common Stock attributable to the person because of that person's voting or investment power or other relationship.

(3)
The number of shares of Common Stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. As such, beneficial shares in the table above include those shares covered by stock options that may be exercised within 60 days of March 1, 2004. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(4)
The percent ownership for each shareholder on March 1, 2004 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder plus any shares acquirable within 60 days after March 1, 2004 by (2) 10,509,632 shares, the number of shares of our Common Stock outstanding on March 1, 2004.

(5)
Mr. Sireta owns 1,080,000 of his shares through Sireta, LLC.

(6)
138,000 of these shares are beneficially owned by Advanced Energy Industries, Inc. Mr. Schatz is the Chief Executive Officer and Chairman of the Board of Advanced Energy Industries, Inc. and may be deemed to share voting or investment control with respect to these shares. Mr. Schatz disclaims beneficial ownership of such shares.

(7)
The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Third Avenue Management LLC on January 9, 2004, reflecting its beneficial ownership of Common Stock as of December 31, 2003. The Schedule 13G states Third Avenue Management LLC has sole voting power with respect to 821,600 shares of Common Stock and sole dispositive power with respect to 1,099,400 shares of Common Stock.

(8)
The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by T. Rowe Price Associates Inc. (Price Associates) on February 13, 2004. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 850,000 shares, representing 8.1% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Small-Cap Fund, Inc. reports sole voting power with respect to 850,000 shares of Common Stock and sole dispositive power with respect to 850,000 shares of Common Stock.

(9)
The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. on February 6, 2004, reflecting its beneficial ownership of Common Stock as of December 31, 2003. The Schedule 13G states Dimensional Fund Advisors, Inc. has sole voting power with respect to 541,118 shares of Common Stock and sole dispositive power with respect to 541,118 shares of Common Stock.

(10)
The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Wasatch Advisors Inc. on February 17, 2004, reflecting its beneficial ownership of Common Stock as of December 31, 2003. The Schedule 13G states Wasatch Advisors Inc. has sole voting power with respect to 573,810 shares of Common Stock and sole dispositive power with respect to 573,810 shares of Common Stock.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        At the Annual Meeting, six directors are to be elected to serve for a term of one year and until his successor is elected, or until the death, resignation or removal of such director. Proxies will be voted for the election of the nominees named below as director unless the authority to vote for the nominee is withheld. If any nominees should become unavailable prior to the election, the Board of Directors may recommend another person and Mr. Sireta and Mr. Haugen, as your representatives, will vote for such person. The following table and subsequent paragraphs provide information as of the date of this Proxy Statement about each member of our Board of Directors.

        There are no family relationships among any of the directors and executive officers of Advanced Power Technology, Inc.

        Our Bylaws authorize the number of directors to be up to seven. The number of directors is currently six.

	Age	Director Since	Expiration of Current Term
Nominee:
Patrick P.H. Sireta	59	1995	2004
Robert C. Pearson	68	2000	2004
James E. Petersen	64	1995	2004
Douglas S. Schatz	58	1995	2004
Alfred J. Stein	71	2000	2004
Ronald F. McKenna	63	2004	2004

Nominees for Director

        Patrick P.H. Sireta.    Mr. Sireta joined APT as its President and Chief Executive Officer in 1985, and was named Chairman of the Board in 1995. Before joining APT, Mr. Sireta held several positions with Texas Instruments, including Financial Director, Texas Instruments France; General Manager, Texas Instruments Portugal; General Manager, Texas Instruments France; and Vice President and General Manager, CMOS Division, Texas. He holds a Master's Degree in Engineering from Ecole Centrale de Paris and a Ph.D. in Statistics from Paris University.

        Robert C. Pearson.    Mr. Pearson was elected as a Director in August 2000. He has over 30 years of financial experience in the semiconductor and high technology industry. Mr. Pearson is currently a Senior Vice President with Renaissance Capital Group, Inc., an investment advisor. Mr. Pearson held several positions with Texas Instruments during his 25-year tenure, including Vice President-Finance from 1982 to 1985. In addition, Mr. Pearson currently serves as Director of one private company and the following public companies: Laserscope Inc., Poore Brothers, Inc., Simtek Corporation, and Caminosoft, Inc.

        James E. Petersen.    Mr. Petersen was elected as a Director in 1995. He also serves as outside general counsel to APT. Mr. Petersen is a partner with the firm of Karnopp & Petersen, LLP, of Bend, Oregon. Mr. Petersen also serves as a Director of Cascade Bancorp, a public bank holding company. Mr. Petersen received his BA Degree and Juris Doctor from the University of Oregon.

        Douglas S. Schatz.    Mr. Schatz was elected as a Director in 1995. He is a co-founder and has been the Chairman of the Board and Chief Executive Officer of Advanced Energy Industries, Inc. since its incorporation in 1981. Until July 1999, he also served as President of Advanced Energy Industries, Inc. In March 2001, he was reappointed as President. From September 2002 until February 2003, he served as interim Chief Operating Officer.

        Alfred J. Stein.    Mr. Stein was elected as a Director in December 2000. He has over 40 years of executive management experience in the semiconductor and high technology industry. Mr. Stein served as Chairman of the Board and Chief Executive Officer of VLSI Technology from 1982 until its acquisition by Philips Electronics in 1999. Mr. Stein has served on the Board of Directors of Applied Materials, Radio Shack, and also as the Chairman of the Board for the Semiconductor Industry Association. He currently serves on the Board of three other public companies and three private companies.

        Ronald F. McKenna.    Mr. McKenna currently serves as President of Hamilton Sundstrand, a major and multi-billion dollar division of United Technologies Corporation (UTC), a position he has held since June 1999. He directs Hamilton Sundstrand's worldwide operations, including its aerospace and industrial businesses. In 1995 he became vice president of Aerospace Business Development. In 1996, he was appointed corporate executive vice president and chief operating officer, Aerospace, for Sundstrand. Upon the 1999 acquisition of Sundstrand by United Technologies, he became President of Hamilton Sundstrand. Mr. McKenna earned a bachelor's degree in mechanical engineering from Farleigh Dickinson University in 1962, a master's degree in mechanical engineering from the University of Southern California in 1966, and a master's in business administration from Northern Illinois University in 1973.

The Board of Directors Recommends a Vote FOR the Election of the Nominees Named Above.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company's independent auditors to audit the Company's financial statements for the year ending December 31, 2004. Although, shareholder approval of the appointment of KPMG LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this appointment. If the shareholders do not ratify the appointment of KPMG LLP as the Company's independent auditors, the Board of Directors will reconsider the appointment. A representative of KPMG LLP, which served as the Company's auditors in 2003, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

The Board of Directors Recommends a vote FOR the Ratification of
KPMG LLP as Independent Auditors.

PROPOSAL NO. 3—RATIFICATION OF AMENDMENT TO ADVANCED POWER TECHNOLOGY, INC. STOCK OPTION PLAN

        The Board of Directors and the shareholders approved adoption of the 1995 Stock Option Plan in December 1995. The Board of Directors subsequently amended and the shareholders approved increases in the share reserve of the 1995 Stock Option Plan in July 1996, May 2000, and April 2002 increasing the plan's share reserve to its current level of 2,250,000.

        As of December 31, 2003, an aggregate of 149,462 shares of our Common Stock remain reserved for issuance under the 1995 Stock Option Plan. The Board believes that the availability of an adequate number of shares in the share reserve of the 1995 Stock Option Plan is an important factor in attracting, motivating, and retaining qualified employees essential to the success of the Company.

        Management proposes, subject to shareholder approval, an increase in the share reserve under the 1995 Stock Option Plan by 150,000 shares to a total of 2,400,000 shares in contemplation of using these shares to grant options over the next year. The 1995 Stock Option Plan is due to expire in 2005. We expect that this increase will be adequate to meet the requirements until a new plan is implemented in 2005.

        The required Registration Statement on Form S-8 will be filed to register the 150,000 shares under the Securities Act of 1933.

        The Board of Directors Recommends a vote FOR the Ratification of the Amendment.

CORPORATE GOVERNANCE

General

        Advanced Power Technology, Inc. has implemented a comprehensive set of corporate governance guidelines and policies. We have set high standards of integrity and accountability for our directors, officers and employees, and we are committed to full disclosure of the Company's affairs.

        No other commitment is more important than our commitment to ethical behavior and sound corporate governance. These principals are our most important asset as we seek the trust of our investors, customers, employees and the communities in which we operate.

        The corporate governance information presented on the APT website is intended to help our constituents understand the Company's governance practices and to provide them with the confidence that our guidelines and policies are not only consistent with the law, but also ensure the highest standards of ethical behavior.

        Our management and directors are committed to stringent oversight of the Company's operations and financial reporting system. Examples of our commitment to corporate governance include:

  •
  Only one employee-director, our Chief Executive Officer, is a member of the Board.

  •
  The remaining members of the Board are independent of management.

  •
  The Audit Committee and Nominating Committee of the Board have a written charter to document and establish their duties and responsibilities.

  •
  Our independent auditors, KPMG LLP, report directly to the Board's Audit Committee.

  •
  The Board has adopted a code of Business Conduct and Ethics that sets high standards of behavior for all directors, officers and employees of the company.

  •
  A toll-free line is available to all employees for reporting violations of the code or other questionable business activities. Reports may be made anonymously.

        APT is committed to maintaining the highest standards of business conduct and ethics. By putting in place these and other measures, we have established an environment that supports the company's commitment to the principles of operating our company with integrity and a high standard of ethical conduct.

Board of Directors Meetings and Committees

        The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its shareholders. The Board selects, evaluates, and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on Advanced Power Technology, Inc. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

        During 2003, the Board of Directors met four times. Each director attended 100% of the total number of Board of Directors meetings held during the period and at least 75% of the total number of committee meetings of the Board of Directors on which the member served during the period.

Audit Committee

        The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors, which is provided in its entirety as Appendix A to this Proxy Statement and in the Corporate Governance section of the Company's website at www.advancedpower.com. Effective April 1, 2004 the Audit Committee of the Board of Directors is expected to consist of Robert C. Pearson (Chairman),

Alfred J. Stein and Ronald F. McKenna. The background of each of the Company's Audit Committee members is provided above.

        Mr. Pearson is designated and qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. Each of the audit committee members is also deemed an "independent director" under the rules of the NASDAQ governing the qualifications of the members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each member has accounting and/or related financial management expertise. The responsibilities of our Audit Committee and its activities during fiscal 2003 are described in the Report of the Audit Committee contained in this Proxy Statement.

Compensation Committee

        We have a compensation committee of the Board of Directors (Compensation Committee) which has the authority and responsibility to approve the overall compensation strategy, administer our incentive bonus compensation plan, and review and make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee shall be comprised solely of independent, non-employee board of director members. Notwithstanding the foregoing, if the Compensation Committee is comprised of at least three members, one director who is not independent and is not a current officer or employee or a family member of an officer or employee may be appointed to the Compensation Committee if the Board of Directors, under exceptional and limited circumstances, determines that such individual's membership on the Compensation Committee is required by the best interests of the Company and its shareholders, and the Board of Directors discloses, in the Proxy Statement for the next Annual Meeting subsequent to such determination (or, if the Company does not file a proxy, in its form 10-K or 20-F), the nature of the relationship and the reasons for the determination. A member appointed under the exception in the preceding sentence may not serve longer than two years. The Company's Compensation Committee members are Douglas S. Schatz and Alfred J. Stein.

Nominating Committee

        The purpose of the Nominating Committee is to assist the Board by: identifying qualified individuals as prospective Board members; recommending to the Board the director nominees for each Annual Meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies; and overseeing the annual review and evaluation of the performance of the Board and its committees.

        The Nominating Committee shall be composed of three or more members of the Board of Directors each of whom is determined by the Board of Directors to be independent as defined by the NASDAQ Listing Standards. The members of the Nominating Committee and the Nominating Committee Chair shall be appointed, and may be replaced by the Board of Directors taking into consideration the recommendation of the Nominating Committee. Directors serving on the Company's Nominating Committee are: James E. Petersen; Douglas S. Schatz; Robert C. Pearson; Alfred J. Stein; and Ronald F. McKenna.

Director Compensation

        During 2003, each of our non-employee directors received $1,000 for each meeting of the board he attended, $500 for each committee meeting he attended and an annual retainer of $10,000. Additionally, directors are reimbursed for expenses incurred in attending board and committee meetings. Our non-employee directors are eligible to participate in our 1995 Stock Option Plan. Each non-employee director is eligible to receive stock options for the purchase of 20,000 shares of Common Stock upon first nomination to the board, and annual options to purchase 5,000 shares of Common Stock for their service as a director and 2,000 shares of Common Stock for their committee membership. Stock options issued to directors are granted at fair market value and vest over two years from the date of grant.

Certain Relationships and Related Transactions

        In 2003, 2002, and 2001, revenues to Advanced Energy Industries, Inc. were approximately $4.5 million, $4.1 million, and $4.1 million, respectively and accounted for 9.3%, 9.5%, and 10.8%, respectively of our net revenues. Advanced Energy Industries, Inc. guaranteed a $1.0 million bank loan to us in 1995, and increased that guaranty to $2.5 million in 1998. That guaranty was terminated in connection with our initial public offering in August 2000. We issued warrants to purchase 560,000 shares of Common Stock at a weighted average exercise price of $2.73 per share to Advanced Energy Industries, Inc. These warrants were fully exercised in August 2000. Douglas Schatz, who is the Chief Executive Officer, Chairman of the Board and a substantial shareholder of Advanced Energy Industries Inc., serves as a director of APT, and beneficially owns approximately 1.7% of our outstanding Common Stock.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Advanced Power Technology, Inc's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews the financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss financial reporting and internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures made. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also selects and appoints the independent auditors, reviews the performance of the independent auditors in the annual audit and in any other assignments, and reviews the independent auditors' fees. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix A to this Proxy Statement.

        During 2003, the Audit Committee of the Board of Directors consisted of James E. Petersen, Robert C. Pearson and Alfred J. Stein. Effective April 1, 2004 the Audit Committee of the Board of Directors will consist of Robert C. Pearson (Chairman), Alfred J. Stein and Ronald F. McKenna. Mr. Pearson is designated and qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. Each of the audit committee members is also deemed an "independent director" under the rules of the NASDAQ governing the qualifications of the members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each member has accounting and/or related financial management expertise.

        The Audit Committee met six times in 2003, including teleconference meetings. The meetings were designed to facilitate and encourage communication between members of the Audit Committee, management and our independent auditors, KPMG LLP.

        The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with the Company's management and with the independent auditors, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the auditors

(which are described below) with the auditors' independence. The Audit Committee will consider at least annually whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence.

        Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee of the Board of Directors also has appointed, subject to ratification by the shareholders, the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

        Submitted by the Audit Committee of the Board of Directors,

  James E. Petersen
  Robert C. Pearson
  Alfred J. Stein

Independent Auditors Fees and Other Matters

Fees Paid

        The following table presents the aggregate fees billed for services rendered by KPMG LLP for the fiiscal years ended December 31, 2003 and 2002 were as follows:.

	Years ended December 31,
	2003	2002
Audit Fees	$221,000	$329,000
Audit Related Fees	14,000	14,000
Tax Fees	48,000	42,000
All Other Fees	—	—

Total	$283,000	$385,000

        Audit Fees:    Audit fees consisted of professional services in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, respectively and the reviews of the financial statements included in the Company's Form 10-Qs for the 2003 and 2002 fiscal quarters. The audit fees for 2002 include incrementally higher annual audit and review fees due to the additional companies acquired during the year, professional fees for audit services on the opening amounts of the companies that we acquired in 2002, a historical financial statement audit of one of the acquired companies in 2002, and services in connection with filings on Form 8-K for the acquisitions.

        Audit Related Fees:    Audit related fees consisted of fees for the audit of the financial statements of our employee benefit plan.

        Tax Fees:    Tax fees consist of professional fees for tax compliance and advisory services.

        All Other Fees:    During the years presented, no other fees were paid by the Company to KPMG LLP.

Audit Committee's Pre-approval Policy and Procedures

        During 2003, the Audit Committee adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. Management may not engage the independent auditors to render any audit or non-audit service unless the service is approved in advanced by the Audit Committee.

INFORMATION ABOUT EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

        The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position
Patrick P.H. Sireta	59	President, Chief Executive Officer and Chairman of the Board of Directors
Russell J. Crecraft	43	Vice President & Chief Operating Officer, Discrete Power Products
Greg M. Haugen	48	Vice President, Finance and Administration, Chief Financial Officer and Secretary
John I. Hess	54	Vice President, Worldwide Distribution, Sales and Marketing
Thomas A. Loder	49	Vice President, Sales and Marketing
Dah Wen Tsang	56	Vice President, Engineering and Research and Development
Glenn M. Wright	42	Vice President, Discrete Power Products, Marketing and Business Development
Charles C. Leader, III	52	Vice President & General Manager, APT RF Military, Avionics and Radar Products
George J. Krausse, III	58	Vice President, Commercial RF Products

        Patrick P.H. Sireta.    Information concerning Mr. Sireta is included under "Election of Directors."

        Russell J. Crecraft.    Mr. Crecraft was appointed Vice President & Chief Operating Officer, Discrete Power Products in February 2003. Prior to that he served as Vice President & Chief Operating Officer, Power Products since 2002 and Vice President of Manufacturing Operations since 1995. He joined APT in 1986, and held several supervisory positions in product management and assembly/test operations. Prior to joining APT, he worked with Texas Instruments where he held product engineering and management positions. Mr. Crecraft has a BSEE in Electrical Engineering from Texas A&M University.

        Greg M. Haugen.    Mr. Haugen was appointed Vice President, Finance and Administration, Chief Financial Officer and Secretary in 1995. Mr. Haugen joined APT in 1985. Prior to joining APT, he worked for the accounting firm of KPMG LLP and was on the corporate accounting staff of Evans Products Company. Mr. Haugen graduated with a BS Degree from Lewis and Clark College and has passed the CPA examination.

        John I. Hess.    Mr. Hess was appointed Vice President, Worldwide Distribution, Sales and Marketing in September 2003. Prior to that he has served as Vice President, RF Products, Commercial and Module. Mr. Hess, who joined APT in 1985, held several prior positions in APT, including Vice President, Marketing and Discrete Product Operations, Vice President, Sales and Marketing; Vice President, Discrete Power Products; and Vice President, Manufacturing Operations. Prior to joining APT, Mr. Hess was Director of Wafer Fabrication and Test Operations at Seeq Technology. He also held engineering, project management, and manufacturing assignments with Siliconix and Signetics. Mr. Hess has a BSE in Chemical Engineering from Arizona State University.

        Thomas A. Loder.    Mr. Loder was appointed Vice President, Sales and Marketing in 1999. Mr. Loder joined APT in 1988 as Regional Sales Manager for the southern U.S., and subsequently served as Worldwide Sales Manager, Vice President of Marketing and Sales and Vice President, Discrete Power Products. Prior to joining APT, Mr. Loder was Area Sales Manager for Unitrode Corporation, Regional Sales Manager for Silicon General and ION Associates, Product Sales Manager for Elmwood Sensors, and Branch Manager for Newark Electronics. Mr. Loder has a BA in Biology from Brown University.

        Dah Wen Tsang.    Dr. Tsang was appointed Vice President, Engineering and Research and Development in 1987. Previously, he was Director of Research at Theta-J, and worked in Hewlett-Packard's power MOSFET program. Dr. Tsang's papers have been published by technical journals, including the Journal of Applied Physics and IEEE Transactions. Dr. Tsang has BES and MS Degrees from Brigham Young University, and a Ph.D. from the University of California at Berkeley.

        Glenn M. Wright.    Mr. Wright was appointed Vice President, Discrete Power Products, Marketing and Business Development in February 2003. Prior to that, he served as Vice President, Discrete Power Products since 2002 and Manager, Power and RF Components since 2001, as well as various engineering, marketing and quality control functions. Mr. Wright joined APT in 1994. Prior to joining APT, he worked for Foxboro/ICT as Regional Sales Manager and Senior Device Engineer for five years and two years at General Instruments in the engineering department. Mr. Wright has a BSEE in Electrical Engineering from the University of California at San Luis Obispo.

        Charles C. Leader, III.    Mr. Leader has served as Vice President for APT's Military, Avionics and Radar Products group since February 2003. He is responsible for APT's operations located in Santa Clara, California which serves both the commercial and military markets with VHF, UHF and microwave power transistors and assemblies. Prior to his current responsibilities, Mr. Leader served as Vice President of Operations for GHz Technology, acquired by APT in February 2001. Mr. Leader formerly served in various senior management positions with Agilent Technologies and Hewlett Packard Corporation including operations in California and Asia Pacific. He holds a BSBA in Operations Research from Arizona State University.

        George J. Krausse, III.    George Krausse joined Advanced Power Technology in January 2004, as Vice President, Commercial RF Products. Prior to that, he founded Directed Energy Inc (DEI) in 1985 and served as DEI's Chief Technical Officer until becoming its President in 2003. From 1972 to 1985 he worked at the Los Alamos National Laboratory as senior technologist and from 1965 to 1972 served in the United States Air Force. Mr. Krausse authored a number of technical papers and made several inventions which have been patented, all primarily in the fields of RF devices and RF amplifiers.

Code of Ethics

        The Company has adopted a code of ethics that applies to all its directors, officers, employees and representatives. This code is publicly available on the Company's website at www.advancedpower.com. Amendments to the code of ethics and any grant of waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed on the Company's website. The Company's corporate governance principles and the charters of its Audit Committee, Compensation Committee, and Nominating Committee are also on our website. These materials may also be requested in print by writing to the Company's investor relations department at the address listed above.

Summary Compensation

        The following table contains information in summary form concerning the compensation paid to our chief executive officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2003 (Named Executive Officers).

Long-Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)	All Other Compensation($)(1)
	Year	Salary($)	Bonus($)
Patrick P.H. Sireta,* Chairman, President and CEO	2003 2002 2001	$214,042 202,385 204,032	$9,509 — 34,785	— — —	$307 308 308
Russell J. Crecraft,* VP & COO, Discrete Power Products	2003 2002 2001	133,957 118,769 121,645	3,703 — 11,287	— — —	281 262 249
John I. Hess,* VP, Worldwide Distribution, Sales & Marketing	2003 2002 2001	130,958 113,231 129,229	3,652 — 12,590	— — —	277 277 277
Dah Wen Tsang,* VP, Engineering, Research & Development	2003 2002 2001	133,354 125,428 135,483	3,686 — 12,717	— — —	281 281 281
Charles C. Leader, III, VP & General Manager, APT RF Military, Avionics & Radar	2003 2002 2001	143,111 133,594 —	1,914 — —	— — —	262 240 —

*
Denotes Named Executive Officer who was part of the 1995 and 1998 management buyout.

(1)
Consists of term life insurance premiums paid by APT for the executive's benefit.

Employment Agreements and Other Arrangements

        We have entered into employment agreements with each of our executive officers, under which each officer can be dismissed without cause, with severance pay equal to one month's salary. These agreements obligate each officer other than Thomas Loder to not compete with us for a period of 18 months after termination.

Stock Options Grants in Fiscal 2003

        Due to the fact that the Named Executive Officers who participated in the 1995 and 1998 management buyout (denoted by * above) collectively own a significant percentage of the Company's outstanding shares of Common Stock, (see "Security Ownership of Certain Beneficial Owners and Management") they do not participate in the Company's long-term stock-based incentive compensation programs. Only one of the other Named Executive Officers above was not part of the 1995 and 1998 management buyout. Stock option grant activity for this officer in 2003 is shown in the table below.

	Options Granted
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (Shares)	Percentage of Total Options Granted to Employees in Fiscal 2003
Name			Exercise Price (Per Share)	Market Price on Date of Grant (Per Share)	Expiration Date
						5%	10%
Charles C. Leader, III	10,000	18.26%	$4.23	$4.23	5/22/2013	$26,602	$67,415

Aggregate Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

        The following table provides summary information, as to the Named Executive Officers, concerning stock options exercised during 2003 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick P.H. Sireta	—	$—	—	—	$—	$—
Russell J. Crecraft	—	—	—	—	—	—
John I. Hess	—	—	40,500	—	293,220	—
Dah Wen Tsang	—	—	76,405	—	553,172	—
Charles C. Leader, III	—	—	27,279	29,921	69,803	69,997

(1)
The value of unexercised in-the-money options is calculated based on the closing price of our Common Stock on December 31, 2003, $8.64 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

Equity Compensation Plan

        APT has only one equity compensation plan, the 1995 Stock Option Plan. The plan was adopted by the Board of Directors on December 4, 1995 and approved by shareholders on December 31, 1995, with any subsequent increases in number of authorized shares in the plan approved by shareholders. APT does not have any equity compensation plans not approved by shareholders. The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plan.

Table of Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	1,586,442	$6.69	149,462
Equity compensation plans not approved by shareholders	—	—	—
Total	1,586,442	$6.69	149,462

Report of the Compensation Committee

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph which follows shall not be deemed to be incorporated by reference into any such filings.

        We have a compensation committee of the Board of Directors (Compensation Committee) which has the authority and responsibility to approve the overall compensation strategy, administer our incentive bonus compensation plan, and review and make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee shall be comprised solely of independent, non-employee Board of Director members. Notwithstanding the foregoing, if the Compensation Committee is comprised of at least three members, one director who is not independent and is not a current officer or employee or a family member of an officer or employee may be appointed to the Compensation Committee if the Board of Directors, under exceptional and limited circumstances, determines that such individual's membership on the Compensation Committee is required by the best interests of the Company and its shareholders, and the Board of Directors discloses, in the Proxy Statement for the next Annual Meeting subsequent to such determination (or, if the Company does not file a proxy, in its form 10-k or 20-f), the nature of the relationship and the reasons for the determination. A member appointed under the exception in the preceding sentence may not serve longer than two years.

General Compensation Policy

        The overall policy is to offer our executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries from various industry, peer group and national surveys as well as reports of independent compensation consultants to develop compensation recommendations competitive with other companies in the semiconductor industry. The Compensation Committee's objectives are to:

  •
  create a performance oriented environment with variable compensation based upon the achievement of annual and longer-term business results;

  •
  focus management on maximizing shareholder value; and

  •
  provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

        The Compensation Committee is authorized to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company. The Compensation Committee also makes specific recommendations to the Board of Directors concerning the compensation of our executive officers, including the Chief Executive Officer. The Compensation Committee also administers our 1995 Stock Option Plan.

Setting Executive Compensation

        The primary factors considered in establishing the components of each executive officer's current compensation package are summarized below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance for future fiscal years.

        Base Salary.    The base salary for each executive officer is set on the basis of individual performance, the salary levels in effect for comparable positions with other companies in our industry, and internal comparability considerations. Generally, company performance and profitability are not taken into account in establishing base salary. A number of adjustments may be made to the surveyed compensation data for our industry to reflect differences in management style, organizational structure and corporate culture, geographic location, product development status, and market capitalization between us and the surveyed entities.

Long-Term Stock-Based Incentive Compensation

        Due to the fact that the executive officers who participated in the 1995 and 1998 management buyout collectively own a significant percentage of the Company's outstanding shares of Common

Stock, they have not participated in the Company's long-term stock-based incentive compensation programs since January 1997.

CEO Compensation

        The Compensation Committee establishes Mr. Sireta's base salary with the objective of maintaining the competitiveness of Mr. Sireta's base salary with salaries paid to similarly situated chief executive officers. With respect to Mr. Sireta's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation paid to our executive officers has historically not exceed the $1 million limit per officer. The Compensation Committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee was at any time during the year ended December 31, 2003 an officer or employee of the Company. No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

        Submitted by the Compensation Committee,

  Douglas S. Schatz
  Alfred J. Stein

Comparative Stock Performance Graph

        The following graph compares the performance of our Common Stock with the performance of the Nasdaq US Index and the S&P 400 Semiconductors Index for the period from August 8, 2000 to December 31, 2003. We registered our Common Stock under the Securities Act of 1933, as amended, effective August 7, 2000, and accordingly, the following graph includes the required information from August 8, 2000 (first day of trading) through December 31, 2002. The comparison assumes $100 was invested on August 8, 2000 in our Common Stock and in each of the other two indices and assumes reinvestment of any dividends.

	Indexed Data
	Aug. 8, 2000	Dec. 31, 2003
Advanced Power Technology, Inc.	$100	$57.60
Nasdaq US Index	$100	$52.29
S&P 400 Semiconductors	$100	$49.57

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the 2004 Annual Meeting. However, if any other matters are properly presented to the 2004 Annual Meeting, it is the intention of the persons named in the accompanying proxy card or in the instructions for authorizing the voting of your shares over the Internet or by telephone to vote, or otherwise act, in accordance with their judgment on such matters.

Registration Rights Agreement

        We have granted registration rights with respect to 43,215 shares of our Common Stock that can be issued upon the exercise of warrants and 138,000 shares of Common Stock held by Advanced Energy Industries.

        In connection with our acquisition of GHz Technology, Inc. on January 25, 2002, we have granted registration rights with respect to 452,335 shares of our Common Stock held by Summit Investors III, LLP and Summit Ventures IV, LLP. An additional 1,070,641 shares of our Common Stock, also issued in connection with our acquisition of GHz Technology, Inc. have "piggyback" registration rights should either Summit Investors III, LLP or Summit Ventures IV, LLP exercise their rights under the agreement.

ELECTRONIC VOTING

        If you own shares of Common Stock of record, you may authorize the voting of your shares over the Internet or telephonically and by following the instructions on the enclosed proxy card. The deadlines for submitting your authorizations over the Internet or by telephone is also included on the enclosed proxy card. Use of the Internet or telephonic voting procedures constitutes your authorization of our stock registrar agent, Computershare Investor Services, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this Proxy Statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

By Order of the Board of Directors,

Greg M. Haugen Vice President, Finance and Administration, Chief Financial Officer and Secretary

Bend, Oregon
April 8, 2004

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy in the envelope, which has been enclosed for your convenience. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
ADVANCED POWER TECHNOLOGY, INC.

January 19, 2004

I.    PURPOSE, RESPONSIBILITIES, AND STRUCTURE OF THE AUDIT COMMITTEE

        A.    Purpose.    The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Advanced Power Technology, Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial status of the Company, and to otherwise assist the Board in achieving its oversight responsibilities with respect to the Company and its listing on the Nasdaq National Market. The Committee shall be governed by this Charter and such requirements of the National Association of Securities Dealers, Inc. ("NASD") and the U.S. Securities and Exchange Commission ("SEC") as may be applicable to the Company from time to time.

        B.    Responsibilities.    In fulfilling its purpose, the Committee shall (i) review the Company's annual audited or quarterly financial statements prior to release to any governmental body or the public, including any certification, report, opinion, or review rendered by the Company's independent accountants and auditors; (ii) at the request of the Board, review the Company's other financial statements, reports and information submitted to any governmental body or the public; (iii) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee; (iv) establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; (v) have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties; (vi) in its capacity as a Committee of the Board of Directors, determine appropriate funding for payment of: (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisors employed by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties; and (vii) perform such other duties and tasks as shall be requested by the Board in furtherance of the foregoing.

        C.    Structure.    The Committee shall be composed of not less than three members. The members of the Committee must meet the following criteria: (i) a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board, or any Board Committee: (a) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service), or (b) be an affiliated person of the Company or any subsidiary thereof; (ii) subject to the exception set forth below, each must be an Independent Director, as defined below; (iii) each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (iv) each must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; (v) at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; and (vi) pursuant to Item 401(h) of Regulation S-K, at least one member must constitute a "financial expert" as that term is defined therein.

        Notwithstanding the foregoing, one of the members of the Committee need not be an Independent Director if that person meets the following criteria: (i) the person may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board Committee: (a) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service), or (b) be an affiliated person of the Company or any subsidiary thereof; (ii) is not a current officer or employee or a Family Member of such employee; (iii) the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and (iv) the Board discloses in the next annual Proxy Statement or report subsequent to such determination the nature of the relationship and the reasons for that determination. A member of the Committee appointed under the foregoing exception may not serve longer than two years and may not chair the Committee.

        For purposes of this Charter, the term "Family Member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone residing in such person's home.

        For purposes of this Charter, an "Independent Director" is defined as a person who does not have a relationship with the Company that, in the opinion of the Board, interferes with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee. The following persons will not be considered independent:

  (i)
  A director who is, or in any of the past three years has been, employed by the Company or any of its affiliates;

  (ii)
  A director who accepted, or who has a Family Member who accepted, any payments from the Company or any of its affiliates in excess of US $60,000 during the current or any of the past three fiscal years (other than compensation for Board or Board Committee service, payments arising solely from investments in the Company's securities, compensation paid to an immediate family member who is a non-executive employee of the Company or any of its affiliates, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or loans permitted under Section 13(k) of the Act. Provided, however, that Committee members are subject to additional, more stringent requirements as set forth above;

  (iii)
  A director who is a Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

  (iv)
  A director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5%

    of the recipient organization's consolidated gross revenues for that year, or U.S. $200,000, whichever is greater. Provided, however, that Committee members are subject to additional, more stringent requirements as set forth above;

  (v)
  A director who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; and

  (vi)
  A director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

II.    PROCEDURES OF THE COMMITTEE

        The Committee shall adhere to the following procedures in order to carry out its purpose and responsibilities.

        A.    Review of Financial Statements.    Prior to the release of the Company's annual audited and quarterly financial statements, the Committee shall meet with representatives of the Company's independent accountants and auditors. Company management shall attend this meeting.

        B.    Meetings with Members of the Independent Auditors.    The Committee also shall meet with representatives of the Company's independent auditors without the presence of Company management in order to ask questions of the representatives regarding the financial statements and reports, the scope of the auditors' examination of the Company's books and records, the auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the auditors received during the course of the audit. The Committee shall also direct the special attention of the auditors to specific matters or areas deemed by the Committee or auditors to be of special significance and authorize, where appropriate, the auditors to perform such supplemental reviews as the Committee deems desirable.

        C.    Relationships between the Company and the Auditors.    Not less than annually, the Committee shall receive from the independent auditors a formal written statement delineating all relationships between the auditors and the Company. The Committee will be responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the auditors.

        D.    Appointment and Meetings With Independent Accountants.    The Committee shall select the independent accountants on an annual basis and shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee. The Committee will take all steps reasonably necessary to make clear to the independent accountants and auditors that they ultimately are responsible to the Board and the Committee as representatives of the shareholders.

        On an annual basis, the Committee will review with management and the independent accountants and auditors their qualitative judgments about the appropriateness and acceptability of accounting principles and financial disclosure practices used or proposed, including the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates.

        On an annual basis, the Committee will receive and consider recommendations from the Company's independent accountants and internal auditors regarding internal controls, information technology controls, security and other matters relating to the Company and review the correction of controls and processes deemed to need improvement. The Committee shall ask management and the independent auditors about significant risks or exposures and assess the steps the Company has taken to minimize such risks. Included in this inquiry shall be a review of all accounting and human resources and succession planning.

        Upon the completion of the annual audit and before release of the annual audited financial statement, the Committee shall review with management and the independent accountants and auditors: (i) the existence of any fraud or illegal acts of which the independent accountants or auditors may have become aware; (ii) any significant deficiencies in the design or operation of internal controls noted during the audit; (iii) the selection of and changes in significant accounting principles or their application; (iv) the process used by management in making significant accounting judgments or estimates; (v) any significant audit adjustments; (vi) the review by the auditors of other information in the audited financial statements; (vii) any disagreements with management; (viii) the consultation, if any, with other auditors on significant accounting matters; (ix) any serious difficulties encountered during the audit; and (x) any such other matters as the Committee deems necessary to fulfill its purpose and responsibilities hereunder.

        E.    Reports.    The Committee shall (i) prepare minutes of all Committee minutes and distribute copies thereof to the Board; and (ii) prepare an annual report to the Board specifying the actions the Committee took during the preceding year to satisfy its responsibilities hereunder. Specifically, the report shall disclose whether the Committee has reviewed and discussed the annual financial statements with management, discussed the required items with the independent accountants and auditors, and received the written report from the auditors regarding their independence.

        F.    Complaints.    The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and provide a means for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall periodically review such procedures and make any revisions to such procedures that it determines are necessary.

        G.    Advisors.    The Committee may engage such independent counsel and other advisors as it determines necessary to carry out its duties.

        H.    Funding.    The Company will provide for appropriate funding as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Committee; (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.    RESPONSIBILITIES OF THE BOARD OF DIRECTORS.

        A.    Annual Review of Audit Committee Structure and Membership.    The Board shall annually review the structure and membership of the Audit Committee as follows:

  (i)
  In accordance with Company policy, each existing or prospective Committee member shall complete the Company's Officer's and Director's Questionnaire (the "Questionnaire"), and return the completed Questionnaire as soon as possible in accordance with the instructions contained therein.

  (ii)
  Based on a review of the Questionnaires and on such other factors as the Board deems necessary or appropriate, the Board shall take such action as may be necessary to ensure that the structure and membership of the Audit Committee meets the requirements set forth in this Charter and the then applicable rules established by the NASD and SEC.

        B.    Annual Review and Reassessment of Charter.    At its Annual Meeting, the Board shall review and reassess the adequacy of this Charter and shall make such modifications or amendments to this Charter as the Board shall deem necessary or desirable. Nothing herein shall prevent the Board from adopting standards, policies, procedures and responsibilities beyond those required by the NASD or SEC.

Advanced Power Technology, Inc.		000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T

	☐	Mark this box if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
A  Election of Directors
1.  The Board of Directors recommends a vote FOR the nominees listed below.

	For	Withhold		For	Withhold
01-Patrick P.H. Sireta	☐	☐	04-Douglas S. Schatz	☐	☐
02-Robert C. Pearson	☐	☐	05-Alfred J. Stein	☐	☐
03-James E. Petersen	☐	☐	06-Ronald F. McKenna	☐	☐

B  Issues
The Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004:	☐	☐	☐
3. PROPOSAL TO RATIFY THE AMENDMENT TO THE ADVANCED POWER TECHNOLOGY, INC. STOCK OPTION PLAN IN ORDER TO INCREASE THE SHARE RESERVE FROM 2,250,000 TO 2,400,000:	☐	☐	☐
4. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF:	☐	☐	☐

C  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the entity's name by authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X H H H P P P P 0031871

Proxy—Advanced Power Technology, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVANCED POWER TECHNOLOGY, INC.

The undersigned hereby constitutes and appoints Patrick P.H. Sireta and Greg M. Haugen, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Advanced Power Technology, Inc. (the "Company") to be held at the Deschutes Brewery, 901 Simpson Avenue, Bend, Oregon 97702, on May 4, 2004 at 10:00 a.m. local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees to the board of directors named in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3.

IF YOU WOULD LIKE TO RECEIVE FUTURE PROXY MATERIALS FOR ADVANCED POWER TECHNOLOGY, INC VIA EMAIL, PLEASE GO TO WWW.COMPUTERSHARE.COM/US/COMPANYCONSENT TO GIVE US YOUR CONSENT.

(Continued on reverse side)

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-463-1146 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
C0123456789	12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Time on May 3, 2004.
THANK YOU FOR VOTING

QuickLinks

ADVANCED POWER TECHNOLOGY, INC. 405 SW Columbia Street Bend, Oregon 97702 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
ADVANCED POWER TECHNOLOGY, INC. 405 S.W. Columbia Street Bend, Oregon 97702 PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS May 4, 2004
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Table of Equity Compensation Plan Information
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ADVANCED POWER TECHNOLOGY, INC. January 19, 2004